Exhibit 99.1

Todos Medical Enters into Binding Agreement to Acquire All 3CL Protease

Biology-Related Assets and Intellectual Property from NLC Pharma

●	Company to form majority owned subsidiary, 3CL Sciences, an entity focused on the development of variant-agnostic COVID-19 antivirals such as Tollovir that utilize the 3CL protease related IP
●	Dr. Dorit Arad, pioneering biology researcher responsible for the discovery of natural 3CL protease inhibitors, to be appointed Chief Scientific Officer of 3CL Sciences
●	Acquisition to include mechanism-based designed new chemical entities targeting 3CL protease and other cellular mechanisms for development of ‘next-gen’ Tollovir candidates
●	Todos Medical to host conference call for the investment community on Thursday, December 2nd, 2021 at 4:30pm ET

New York, NY, and Tel Aviv, ISRAEL – November 29, 2021 - Todos Medical, Ltd. (OTCQB: TOMDF), a comprehensive medical diagnostics and related solutions company, today announced it has entered into a binding agreement to acquire all 3CL protease biology-related assets owned by NLC Pharma and form a majority-owned subsidiary called 3CL Sciences (“3CL Sciences”). 3CL Sciences will be focused on developing therapeutics, diagnostics and dietary supplements based on the pioneering 3CL protease (3CLpro, Main Protease, Mpro, Nsp5) biology work of Dorit Arad, PhD, who will be appointed Chief Scientific Officer of the new company. We believe this acquisition will solidify Todos Medical’s position as a key player in the development and commercialization of 3CL protease-related products. These products currently include Tollovir®, a therapeutic drug candidate for the treatment of COVID-19 and other nidovirus coronaviruses, TolloTest ™, a diagnostic testing platform to identify the presence of the 3CL protease related to SARS-CoV-2, and Tollovid® & Tollovid Daily™, 3CL protease inhibitor dietary supplements that support and maintain healthy immune function. Additionally, the acquisition gives Todos Medical access to discoveries made by Dr. Arad related to the development and commercialization of new chemical entities targeting the 3CL protease and other mechanisms critical for the treatment of COVID-19 using her ‘mechanism-based design’ approach, as well as new designs for mass-scale deployment of the TolloTest technology.

“We began the journey of building 3CL protease biology-based products with Dr. Arad in the second quarter of 2020, just as the pandemic was gaining a foothold globally, and we saw firsthand the power of the technology with initial clinical work on our proprietary diagnostic TolloTest technology,” said Gerald E. Commissiong, President & CEO of Todos Medical. “Now more than 18 months after we began collaborating, we have made a number of key discoveries and reached a number of key development and commercial milestones that have only fortified our resolve in bringing products developed from this important biology to the masses. Pfizer’s work in the 3CL protease space has undoubtedly created greater interest in our dietary supplement product offerings in the United States and abroad. In Europe we recently announced a dietary supplements distribution license with T-Cell Protect Hellas S.A. (T-Cell Protect) for products based on our Tollovid and Tollovid Daily formulations. Our therapeutic drug candidate, Tollovir, has now advanced to the stage of an interim readout of the Phase 2 clinical data in the treatment of hospitalized COVID-19 patients. Data from our TolloTest demonstrated 100% sensitivity 1-3 days post exposure in a community-based super spreading event setting that, in our view, provided clinical proof of concept for the heightened sensitivity when compared with rapid antigen testing that was the rationale for our initial collaboration. With all these significant scientific advancements resulting from our collaboration with NLC and with the continued proliferation of COVID-19 variants across the globe, we believed now was the perfect time to solidify our relationship with Dr. Arad by officially combining forces through the creation of 3CL Sciences. As a majority owned subsidiary, 3CL Sciences will separate our critical scientific development work in COVID-19 from our other important development-stage work in cancer & Alzheimer’s diagnostics, as well as our revenue generating PCR & cPass neutralizing antibody testing services that we offer via our Provista Diagnostics CLIA/CAP lab in the United States. This structure gives us the most flexibility to attract traditional direct private investment into 3CL Sciences from major private institutional investors with the potential to maximize its future value independently to the benefit of Todos shareholders, while limiting ordinary share dilution.”

Under the terms of the agreement, Todos Medical will own 60% of 3CL Sciences, and the shareholders of NLC Pharma will own 40% upon the execution of definitive agreements (the “Closing”) to acquire all. intellectual property and assets related to 3CL protease biology-related products to which NLC Pharma has rights. Todos Medical will assign its European licensing agreement T-Cell Hellas Protect S.A. to 3CL Sciences. Upon the Closing, NLC Pharma Chief Scientific Officer Dr. Dorit Arad and CEO Mr. Avraham Marilus will enter into exclusive executive employment agreements with 3CL Sciences. Todos Medical herein commits to fund 3CL Sciences with initial capital of $2.2 million. In addition NLC Pharma will receive two million dollars ($2,000,000 USD) in cash payments over 15 months, 13,333,000 Ordinary Shares of Todos Medical, and single digit net royalties on 3CL protease-biology related product sales. Todos Medical commits to funding, or assisting 3CL Sciences in obtaining funding, for an aggregate of ten million dollars ($10,000,000 USD) within 6 months of the execution of the Closing. Todos shall also commit its efforts toward facilitating a “Go Public” transaction (IPO, SPAC or reverse merger) for 3CL Sciences within 9 months of the Closing, which may also include a buyout of the unowned 40% of 3CL Sciences in shares by Todos upon mutual agreement. The transaction, which is subject to completion of satisfactory due diligence, is expected to close on December 15th, 2021, or upon another mutually agreed upon date.

“Particularly now with the new Omicron variant causing the SARS-CoV-2 virus to threaten the world again, and potentially decrease the effectiveness of current vaccines, we believe that our technologies will have a major and timely impact on the course of the COVID-19 pandemic,” said Dr. Dorit Arad, Chief Scientific Officer at NLC Pharma. “Mechanism based drug, that overcomes most viral mutations, is the timely solution to upcoming new variant threats, and we are excited to take the Tollovir program forward with Todos through the pending Phase 2 interim readout in hospitalized COVID-19 patients and towards registration studies and/or Emergency Use Authorization. We will also now begin to advance discovery-stage next generation small molecule compounds based on Tollovir into pre-clinical development. In parallel, we have now identified what we believe is the best design for a highly scalable deployment of our rapid TolloTest diagnostic platform as the optimal solution for global airports and mass entry points, as well as a viral infectivity monitoring tool for hospitalized COVID-19 patients. As we build up 3CL Sciences based upon the discovery of the fundamental roles of the 3CL protease in SARS-CoV-2 and the development and commercialization of natural 3CL protease inhibitors and diagnostic tests, we believe now diversifying our product portfolio with mechanism-based drug design small molecule 3CL protease inhibitors based on Tollovir will align us with traditional drug development to make 3CL Sciences more attractive for institutional investors and pharmaceutical corporate partners. In conclusion, we are very excited about the future of 3CL Sciences.”

Concurrent with this announcement, the Company intends to host a business update conference call for the investment community on Thursday, December 2nd, 2021 at 4:30pm Easter Time. Details to log into the conference call will be made available by the Company on its website, on social media and in a subsequent press release on or before December 1st, 2021.

For more information, please visit www.todosmedical.com. For more information on the Company’s CLIA/CAP certified lab Provista Diagnostics, Inc. please visit www.provistadx.com.

About Dr. Dorit Arad

Dr. Dorit Arad is a D.C. in physical organic chemistry from the Technion who has more than 25 years of experience in the life science industry as an international researcher, executive and entrepreneur. Dr. Arad is a pioneer in the discovery and development 3CL protease biology related products and product candidates. Dr. Dorit Arad is an interdisciplinary scientist with expertise in Computer assisted Drug Design, Biotechnology, mechanism-based drug design, Diagnostics, infectious disease and cancer.

About Tollovir®

Tollovir® is a 3CL protease inhibitor and anti-cytokine therapeutic candidate for the treatment of the nidovirus subcategory of coronaviruses that includes SARS-CoV-2, COVID-19, SARS-CoV-1, MERS and 229E. Tollovir is made from all natural ingredients that are qualified to ensure strong inhibition of the 3CL protease in vitro, as well as strong anti-cytokine activity. Tollovir is currently in a Phase 2 clinical trial in Israel for the treatment of patients hospitalized with COVID-19. Tollovir will be developed for the treatment of hospitalized COVID-19 (severe and critical), moderate COVID-19, long-haul COVID and potentially pediatric COVID-19. Todos has licensed rights for Tollovir to T-Cell Protect Hellas S.A. for the Greek market.

About TolloTest®

TolloTest® is a 3CL protease diagnostic fluorescence platform technology that has demonstrated clinical proof of concept in hospital setting and outpatient settings in correctly identifying patients infected with COVID-19, including within 1-3 days of first exposure. TolloTest diagnostic tools are being developed to address key deficiencies with current SARS-CoV-2 rapid antigen and PCR technologies. TolloTest can provide results in less than ten (10 minutes), and potentially in as little as two (2) minutes. Data generated from two studies conducted with TolloTest demonstrate that: (1) it can identify SARS-CoV-2 infected patients earlier than rapid antigen testing (potentially earlier than PCR testing), (2) it can identify patients who are likely no longer infectious, but still test positive by PCR and (3) it can identify patients that are still likely infectious, but who have been released from quarantine based on time from positive PCR test. TolloTest assay formats are being developed for (1) point-of-care/at-home market and (2) rapid mass screening in community settings (airports, schools, offices)

About Tollovid® & Tollovid Daily™

Tollovid and Tollovid Daily are dietary supplement products, made from natural ingredients, that help support and maintain healthy immune function, and are also 3CL protease inhibitor products based upon in vitro functional assays that show inhibition of 3CL protease activity. Tollovid’s 3CL protease inhibition activity release criteria is at least twice as stringent as Tollovid Daily’s 3CL protease inhibition release criteria. Tollovid has a 5-day dosing regimen, with 4 doses of 3 pills taken each day that provides maximum immune support. Tollovid Daily is a twice daily immune support product that is designed to provide ongoing daily immune support for the person on the go.

About T-Cell Protect Hellas S.A.

T-Cell Protect Hellas (www.tcellprotect.com), based in Athens, Greece, is a European nutraceutical manufacturer and supplier of immune support dietary supplement products that is led by a world-class management team. The company has a retail distribution network of over 11,000 stores throughout Greece. Mr. Filippopoulos, the founder of the company, has been in the natural supplement industry for over 35 years and has launched some of the most well-known products in Europe with his vast retail network relationships. T-Cell Protect is rolling out the Tollovid family of Products under the T-Cell brand throughout Europe.

About Todos Medical Ltd.

Founded in Rehovot, Israel with offices in New York City, Todos Medical Ltd. (OTCQB: TOMDF) engineers life-saving diagnostic solutions for the early detection of a variety of cancers. The Company’s state-of-the-art and patented Todos Biochemical Infrared Analyses (TBIA) is a proprietary cancer-screening technology using peripheral blood analysis that deploys deep examination into cancer’s influence on the immune system, looking for biochemical changes in blood mononuclear cells and plasma. Todos’ two internally-developed cancer-screening tests, TMB-1 and TMB-2, have received a CE mark in Europe. Todos recently acquired U.S.-based medical diagnostics company Provista Diagnostics, Inc. to gain rights to its Alpharetta, Georgia-based CLIA/CAP certified lab currently performing PCR COVID testing and Provista’s proprietary commercial-stage Videssa® breast cancer blood test.

Todos is also developing blood tests for the early detection of neurodegenerative disorders, such as Alzheimer’s disease. The Lymphocyte Proliferation Test (LymPro Test™) is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. It is believed that certain diseases, most notably Alzheimer’s disease, are the result of compromised cellular machinery that leads to aberrant cell cycle re-entry by neurons, which then leads to apoptosis. LymPro is unique in the use of peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain.

Todos has entered into distribution agreements with companies to distribute certain novel coronavirus (COVID-19) test kits. The agreements cover multiple international suppliers of PCR testing kits and related materials and supplies, as well as antibody testing kits from multiple manufacturers after completing validation of said testing kits and supplies in its partner CLIA/CAP certified laboratory in the United States. Additionally, Todos has entered into a joint venture with NLC Pharma to pursue the development of diagnostic tests targeting the 3CL protease, as well as 3CL protease inhibitors that target a fundamental reproductive mechanism of coronaviruses.

For more information, please visit https://www.todosmedical.com/.

Forward-looking Statements

Certain statements contained in this press release may constitute forward-looking statements. For example, forward-looking statements are used when discussing our expected clinical development programs and clinical trials. These forward-looking statements are based only on current expectations of management, and are subject to significant risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval or patent protection for product candidates; competition from other biotechnology companies; and our ability to obtain additional funding required to conduct our research, development and commercialization activities. In addition, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; delays or obstacles in launching our clinical trials; changes in legislation; inability to timely develop and introduce new technologies, products and applications; lack of validation of our technology as we progress further and lack of acceptance of our methods by the scientific community; inability to retain or attract key employees whose knowledge is essential to the development of our products; unforeseen scientific difficulties that may develop with our process; greater cost of final product than anticipated; loss of market share and pressure on pricing resulting from competition; and laboratory results that do not translate to equally good results in real settings, all of which could cause the actual results or performance to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Todos Medical does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting Todos Medical, please refer to its reports filed from time to time with the U.S. Securities and Exchange Commission.

Todos Corporate and Investor Contact:

Richard Galterio

Todos Medical

732-642-7770

rich.g@todosmedical.com

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